EXHIBIT (p)

FLAT ROCK OPPORTUNITY FUND
SUBSCRIPTION AGREEMENT

FLAT ROCK OPPORTUNITY FUND SUBSCRIPTION AGREEMENT

The undersigned hereby tenders this subscription and applies for the purchase of the dollar amount of common shares of beneficial interest of Flat Rock Opportunity Fund, a Delaware Statutory Trust (the “Fund”), set forth below. If you have any questions, please call Flat Rock Global, LLC at 1-212-596-3421.

Distributed by ALPS Distributors, Inc.

    1.       Check Instructions

For Non-Custodial Accounts: Please mail or email a completed Subscription Agreement and the appropriate documents (if necessary) outlined in Sections 5 and 7 of this Subscription Agreement, to the appropriate address as outlined in Section 3. If you are funding by check, please include a check made payable to "Flat Rock Opportunity Fund" for the full purchase price.

For Custodial Accounts: Please mail or email a completed Subscription Agreement directly to the custodian, along with the appropriate documents (if necessary) outlined in Sections 5 and 7 of this Subscription Agreement, to the appropriate address as outlined in Section 3.

    2.       Wire Transfer Instructions

Cash Wire Instructions:	UMB Bank
ABA 101000695
DDA 9872291956
FFC Reference Investor Name/Account Number
FBO Flat Rock Opportunity Fund

    3.       Mailing Address

Regular Mail	Overnight Night Mail	Subscription Agreement may be
Investment Processing	Investment Processing	emailed to
Department c/o DST	Department c/o DST Systems	Flatrock@DSTsystems.com,
Systems, Inc.	430 W. 7th Street, Ste 219238	or faxed to 844.871.9752
PO BOX 219238	Kansas City, MO 64105
Kansas City, MO 64121

    4.       Investment

Amount of Subscription:	State of Sale:

(Minimum Initial Investment amount is $20,000. Subsequent Investments may be made with at least $1,000.)

Money Orders, Traveler’s Check, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

Payment will be made with: Enclosed Check☐	Funds Wired	☐	Funds to Follow - Name of Institution
Initial Investment ☐	Additional Investment	☐	Existing Account Number:

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   5.       Account Type (Check ONE Only)

 Individual: ☐

Joint Tenants*: ☐	Tenants in Common*: ☐	Community Property*: ☐

*All parties must sign

Trust: ☐

(Please provide Trustee Certification form or trust documents)

Estate: ☐

(Please provide documents evidencing individuals authorized or to act on behalf of estate)

Custodial: ☐	UGMA: ☐	State of:___________________	UTMA: ☐	State of: ______________

Corporation: ☐	C Corp: ☐	S Corp: ☐

(Please provide Articles of Incorporation or Corporate Resolution)

LLC: ☐	Enter the tax classification (C= C Corp, S= S Corp, P= Partnership):__________________

(Please provide LLC Operating Agreement or LLC Resolution)

Partnership: ☐

(Please provide Partnership Certification of Powers or Certificate of Limited Partnership)

Non-Profit Organization: ☐

(Please provide formation document or other document evidencing authorized signers)

Profit Sharing Plan: ☐	Defined Benefit Plan: ☐	KEOGH Plan: ☐

(Please provide pages of plan document that list plan name, date, trustee name(s) and signatures)

Traditional IRA: ☐	SEP IRA: ☐	ROTH IRA: ☐	Simple IRA: ☐

(For Inherited IRA indicate Decedent’s name):

Other (Specify): ______________________________________________________

   6.       Third Party Custodian

●	Applies to ALL retirement and to non-retirement accounts that have elected to use a third-party custodian/trustee.

●	Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian/trustee is responsible for sending payments pursuant to the instructions as set forth below.

Custodian/Trustee Name:

Custodian/Trustee Address:

City:	State:	Zip Code:

Custodian/Trustee Phone:	Custodian/Trustee TIN:

Investor Account Number with Custodian/Trustee:

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   7.       Investor Information

Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)

Secondary Investor is: Additional Account holder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)

Investor #1 Name:	SSN/Tax ID:	DOB:

Investor #2 Name:	SSN/Tax ID:	DOB:

Street Address:

City:	State:	Zip Code:

Optional:

Mailing Address:

City:	State:	Zip Code:

Phone (day):	Phone (evening):

Email:

Citizenship: Please Indicate Citizenship Status (required)

US Citizen ☐	US Citizen residing outside the US ☐	Resident Alien ☐

Non-Residential Alien*☐	Country: _______________	Check here if you are subject to backup withholdings ☐

Please attach a separate sheet with the above information for each additional investor.

NOTE: Any and all U.S. taxpayers are required to complete Section 11 (If a foreign national is, in fact, a U.S. taxpayer, complete Section 11.)

* If non-resident alien, investor must submit the appropriate IRS Form W-8 (e.g., Form W-8BEN, W-8ECI, W-8EXP or W-8IMY) in order to make an investment. The applicable IRS Form can be obtained from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

Electronic Communications (Optional):

I (we) elect to receive electronic delivery of shareholder communications from the Fund instead of receiving paper copies through the mail. I (we) understand that the Fund will send a paper copy of any shareholder communication that I (we) request and that I (we) may revoke this election at any time. You must provide an e-mail address below.

Signatures:

E-mail address:

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   8.       Distribution Information

Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by the Fund.

All dividends and capital gains will be reinvested unless otherwise indicated below.

☐	I (we) do not wish to participate in the Fund's Distribution Reinvestment Plan. Please select the option for your distributions. If you do not complete this section, distributions will be paid to the registered owner at the address in Section 7 above. IRA accounts may not direct distributions without the custodian’s approval.

☐	Send distributions via check to investor’s home address (or for Qualified Plans to the address listed in Section 6)

☐	Send distributions via check to the alternate payee listed below (not available for Qualified Plans without custodial approval)

Name:

Address:

City:	State:	Zip Code:

☐  Direct Deposit: (Attach Voided Check) I (we) authorize the Fund, or its agent, DST Systems, Inc. by or through a third party provider to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Fund in writing to cancel it. If the Fund deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below. (not available for custodial held accounts without the custodian’s approval)

Financial Institution Name:

ABA/Routing Number:	Account Number:

   9.       Financial Advisor Information

Financial Advisor Name:	Rep Number:

Financial Advisor’s Firm Name:	Branch ID:

Financial Advisor’s Address:

Financial Advisor’s City:	State:	Zip Code:

Financial Advisor’s Phone:	Financial Advisor’s Fax Number:

Financial Advisor’s Email Address:

Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to the Fund, that I have reasonable grounds to believe that the purchase of the shares by the investor is suitable for this investor and such investor has sufficient net worth and is in a position to realize the benefits of an investment in the shares, and further that I have (a) discussed with the investor all aspects of liquidity and marketability of this investment, including the restrictions on transfers of the shares, (b) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the Fund and related supplements and investor’s principal state of residence or principal state of business, as applicable, (c) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (d) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions. If a Registered Associate of a FINRA member firm or a Registered Investment Advisor, I hereby certify that I am properly licensed and I am registered in the state of sale. State of sale is defined as the investor’s principal place of residence or principal place of business, as applicable.

Signature of Financial Advisor:	Date:

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   10.       Subscriber Acknowledgment & Solutions

I have received and read the Prospectus and related Supplements of the Fund and agree to the terms therein. I am responsible for reading the Prospectus and Statement of Additional Information of the Fund.

I authorize the Fund, and its agents to act upon instructions (by phone or in writing) believed to be genuine for this account or any account into which exchanges are made. I agree that neither the Fund nor its agents and affiliates will be liable for any loss, cost, or expense for acting on such instructions, provided the Fund employ reasonable procedures to confirm that instructions are genuine.

Per state requirements, property may be transferred to the appropriate state if no activity occurs in the account within the time period specified by state law.

Certification

SELECTION REQUIRED BELOW

You must check the box in item 2 below next to the statement that applies to you.

Under penalties of perjury, I certify that:

1. The number shown in Section 7 of this Subscription Agreement is my correct taxpayer identification number, and

2a. ☐ I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholdings, or

2b. ☐ I am subject to backup withholding because I have been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, and

3. I am a U.S. citizen or other U.S. person and

4. The FATCA code(s) entered on this form (if any) indicating I am exempt from FATCA reporting is correct.

Exempt payee code (if any): _______________________	Exemption from FATCA reporting code (if any):________

(For accounts maintained outside of the U.S.)

   11.       Subscriber Acknowledgments & Signatures, continued

IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. The Fund is required by law to obtain, verify and record certain personal information, such as name, date of birth, permanent residential address and Social Security Number/Taxpayer Identification Number, in order to establish an investor’s account. By signing this Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. Please enclose a copy of your driver’s license or other government issued photo identification card. (This will expedite in the processing of your account.)

Owner Signature	Date

Co-Owner Signature	Date

AUTHORIZATION: FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of the Fund that are beneficially owned by the investor as reflected on the records of the Fund as of the applicable record date at any meeting of the shareholders of the Fund. This authorization shall remain in place until revoked in writing by the Custodian. The Fund is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee):	Date

Should you have any questions or concerns and require customer service to handle your request or inquiry, please contact our transfer agent at:

Investment Processing Department
c/o DST Systems, Inc.
PO BOX 219238

Kansas City, MO 64121
Investors: 844.292.0365 Financial
Advisors: 844.292.0365
Flatrock@DSTsystems.com

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